UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 1, 2012

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51651	20-2446281
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 6, 2012, World Monitor Trust III – Series J (the “Registrant”) distributed a notice to its Unitholders explaining that as of December 1, 2012 (the “Effective Date”), the Registrant will be terminating its investment in CTA Choice BLKW (“BLKW”), CTA Choice CRABL-PV (“CRABL-PV”), CTA Choice EAGL (“EAGL”), and CTA Choice KRM (“KRM”), and will be allocating assets into each of the following: CTA Choice GLAGS (“GLAGS”), CTA Choice HKSB (“HKSB”), and CTA Choice RDOK (“RDOK”). Each of BLKW, CRABL-PV, EGLG, KRM, GLAGS, HKSB, and RDOK is an affiliate of the Registrant and each is a segregated series of CTA Choice Fund LLC (“CTA Choice”), a Delaware limited liability company.

As of the Effective Date, the Registrant will allocate its net assets as follows:

CTA Funds	Advisor	Trading Program	Percentage of the Trust’s Net Assets
CTA Choice BEAM:	Bayesian Efficient Asset Management, LLC	BEAM Multi-Strategy Program	14.29%
CTA Choice EGLG:	Eagle Trading Systems Inc.	Eagle Global Program	14.29%

CTA Choice GLAGS:	Global Ag, LLC	Discretionary Trading Program	14.29%

CTA Choice HKSB:	Hawksbill Capital Management	Global Diversified Program	14.29%

CTA Choice ORT:	Ortus Capital Management Limited	Ortus Currency Program	14.29%

CTA Choice RDOK:	Red Oak Commodity Advisors, Inc.	Red Oak Fundamental Trading Program	14.29%
CTA Choice SAXN:	Saxon Investment Corporation	Saxon Aggressive Diversified Program	14.29%

A copy of the notice is being furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice to Unitholders dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on December 6, 2012.

WORLD MONITOR TRUST III – SERIES J

	By:	Kenmar Preferred Investments, L.P.
its Managing Owner

Date: December 6, 2012		By:	/s/ Lisa Roitman
			Name:	Lisa Roitman
			Title:	Senior Vice President and General Counsel